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                                                                    Exhibit 3.15
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                            ARTICLES OF AMENDMENT OF
                                  ESCIA, INC.
                              (HENCEFORTH KNOWN AS
                   SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.)

          The Sole shareholder of ESCIA, Inc., a corporation organized and existing under the laws of the State of Georgia, did on August 27, 1986 adopt an Amendment to the Articles of Incorporation of said Corporation as follows:

                                       I.

          The name of the Corporation is ESCIA, INC.

                                      II.

          An Amendment to the Articles of Incorporation of said Corporation has been adopted, changing the name of the Corporation to "SUNBELT HOSE & PETROLEUM EQUIPMENT, INC."

                                      III.

          Said Amendment was adopted by the written consent of the sole holder of all shares of the capital stock of the Corporation currently issued and outstanding.

                                      IV.

          From and after the effective date of these Articles of Amendment, each share of the outstanding capital stock of ESCIA, Inc. shall be automatically
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reclassified as a share of the same class in Sunbelt Hose & Petroleum Equipment,
Inc., and each holder shall be entitled to receive a certificate representing shares in Sunbelt hose & Petroleum Equipment, Inc. upon presentation and surrender to the Corporation of shares in ESCIA, Inc. Notwithstanding any failure of any Shareholder to present and surrender any such shares, each unsurrendered share certificate shall be deemed to represent the same number of shares in Sunbelt Hose & Petroleum Equipment, Inc. as it represented in ESCIA, Inc. prior to the effective date of these Articles of Amendment.

          IN WITNESS WHEREOF, ESCIA, INC. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on the 27th day of August, 1986.

                                   ESCIA, INC. (Henceforth known as
                                   SUNBELT HOSE & PETROLEUM
                                   EQUIPMENT, INC.)


                                   By:
                                      ------------------------------------
                                           Its President
Attest:


--------------------------------
Secretary

     [Corporate Seal]

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